Exhibit 99.1

IWT Tesoro Establishes US Based Operating Subsidiary American Gres, Inc.

Tuesday November 14, 8:01 am ET

WESTPORT, CT—(MARKET WIRE)—Nov 14, 2006—IWT Tesoro Corporation (OTCBB:IWTT.OB - News) announced today that it has established a new operating subsidiary, American Gres, Inc., to pursue opportunities in the domestic production of ceramic tile.

Henry J. Boucher, IWT's CEO said, "We are working with experienced European tile designers to develop a domestic production model that can augment IWT's current distribution channels. By manufacturing tile domestically, American Gres will seek to expand IWT's existing import model. Our distribution channels continue to expand and domestic production combined with increased importing, will help to meet market demands going forward."

About IWT Tesoro

IWT Tesoro Corporation is one of a few publicly traded tile distributors that is wholesale-driven. The Company does not compete with its own customers by having dealer stores as part of its business model. Instead, The Company is a merchandising resource for its customers, maintaining the philosophy that it is its customers' supplier, NOT their competition. This is a distinct reason as to why the Company has been so successful. This wholesale focus is at the core of IWT Tesoro Corporation's long-term growth and market strategy. Through IWT, as well as IWT Transport Inc., a subsidiary of the Company that operates as a licensed freight carrier, and its foreign subsidiary IWT Tesoro International Ltd., IWT Tesoro Corporation is focused on creating, marketing and delivering exclusive and premium flooring brands that meet varied customer needs.

Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company's business and financing plans, regulatory environments in which the Company operates or plans to operate, and trends affecting the Company's financial condition or results of operations, the impact of competition, the start up of certain operations, roll out of products and services and acquisition opportunities. When used herein, the words "believes," "expects," "plans," "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.